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VERENIUM
THE NATURE OF ENERGY™

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Welcome to the Tender Offer Website for Verenium Corporation's Offer to Exchange Certain Outstanding Options to Purchase Common Stock for New Replacement Options.

Please enter your Employee ID (email address) and Password (this is VRNM + the last 4 digits of your social security number). For example, if your social security number is 1234 you would use VRNM1234. If you do not have a social security number, please use the MMYYYY of your birth. For example, if you were born in March of 1970 your password would be 031970. ***You will be required to change your password if visiting the website for the first time.***

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VERENIUM
THE NATURE OF ENERGY™

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Welcome to the Tender Offer Website for Verenium Corporation's Offer to Exchange Certain Outstanding Options to Purchase Common Stock For New Replacement Options

We are pleased to announce that Verenium Corporation ("Verenium" or the "Company") has officially launched an Offer to Exchange Certain Outstanding Options to Purchase Common Stock for New Replacement Options (the "Offer") on October 13, 2009 that will remain open until 12:00 a.m. (midnight) Eastern Standard Time on November 12, 2009 (that is, one minute after 11:59 p.m. on November 11, 2009) unless extended by Verenium.

Only "Eligible Options" may be exchanged in the Offer. An option will be deemed to be an "Eligible Option" if it meets each of the following conditions:

i. The option was granted under the Company's 1997 Equity Incentive Plan, 1999 Non-Employee Director Equity Incentive Plan, 2007 Equity Incentive Plan, 2005 Non-Employee Directors Equity Incentive Plan, BC International Corporation ("BCI") 2006 Equity Incentive Plan, BCI 2004 Equity Incentive Plan, or BCI 1998 Stock Plan.

ii. The option was granted with an exercise price per share greater than $5.01, which equals the closing price of Verenium's common stock on October 12, 2009.

iii. **The option is held by an individual who is, on the date of grant of the new option, a current employee or non-employee director of the Company.**

iv. The option is outstanding on the expiration date of the Offer.

The specific terms of the Offer are described in the "Schedule TO - Tender Offer Statement Filed with the

Welcome Page (cont'd)

Welcome to the Tender Offer Website for Verenium Corporation's Offer to Exchange Certain Outstanding Options to Purchase Common Stock For New Replacement Options

We are pleased to announce that Verenium Corporation ("Verenium" or the "Company") has officially launched an Offer to Exchange Certain Outstanding Options to Purchase Common Stock for New Replacement Options (the "Offer") on October 13, 2009 that will remain open until 12:00 a.m. (midnight) Eastern Standard Time on November 12, 2009 (that is, one minute after 11:59 p.m. on November 11, 2009) unless extended by Verenium.

Only "Eligible Options" may be exchanged in the Offer. An option will be deemed to be an "Eligible Option" if it meets each of the following conditions:

i. The option was granted under the Company's 1997 Equity Incentive Plan, 1999 Non-Employee Director Equity Incentive Plan, 2007 Equity Incentive Plan, 2005 Non-Employee Directors Equity Incentive Plan, BC International Corporation ("BCI") 2006 Equity Incentive Plan, BCI 2004 Equity Incentive Plan, or BCI 1998 Stock Plan.

ii. The option was granted with an exercise price per share greater than $5.01, which equals the closing price of Verenium's common stock on October 12, 2009.

iii. **The option is held by an individual who is, on the date of grant of the new option, a current employee or non-employee director of the Company.**

iv. The option is outstanding on the expiration date of the Offer.

The specific terms of the Offer are described in the "Schedule TO - Tender Offer Statement Filed with the United States Securities and Exchange Commission" and the exhibits thereto (the "Offering Materials"). We urge you to read these documents very carefully.

Make an Election

Make An Election

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THE NATURE OF ENERGY

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ELECTION FORM
RE: TENDER OF ELIGIBLE STOCK OPTIONS PURSUANT TO THE OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS TO PURCHASE COMMON STOCK FOR NEW REPLACEMENT OPTIONS DATED OCTOBER 13, 2009

THE OFFER EXPIRES AT 12:00 A.M. (MIDNIGHT), EASTERN STANDARD TIME, ON NOVEMBER 12, 2009
(that is, one minute after 11:59 PM on November 11, 2009),
UNLESS THE OFFER IS EXTENDED BY VERENIUM.

Name :

Employee ID :

The information set forth below includes all options with an exercise price greater than $5.01 per share which equals the closing price of Verenium's Common Stock on October 12, 2009.

Original Grant Date	Option Number	Exercise Price Per Share	Shares Subject to Eligible Options	Shares Subject to New Option

Indicate your decision to tender your Eligible Options identified above for exchange to new options by VERENIUM by checking the "Yes" check-box. If you do not want to tender your Eligible Options for exchange, check the "No" check-box. You may not tender only a portion of your Eligible Options.

Done

Make an Election Page (cont'd)

Indicate your decision to tender your Eligible Options identified above for exchange to new options by VERENIUM by checking the "Yes" check-box. If you do not want to tender your Eligible Options for exchange, check the "No" check-box. You may not tender only a portion of your Eligible Options.

☐ **Yes**, I want to exchange my Eligible Options and accept the terms of the Exchange Offer

☐ **No**, I do not want to exchange my Eligible Options after reviewing the terms of the Exchange Offer

Return to Welcome Page **Next**

Done

"Yes" Election Review

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VERENIUM
THE NATURE OF ENERGY™

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Election Exchange Review

You have made the following election with respect to your Eligible Options:

Original Grant Date	Option Number	Exercise Price Per Share	Shares Subject to Eligible Options	Shares Subject to New Option

The information set forth in the table above includes all options with an exercise price greater than $5.01 per share which equals to closing price of Verenium's Common Stock on October 12, 2009.

Is this information correct? If yes, click PROCEED TO ELECTION AGREEMENT to continue. If no, click RETURN TO PREVIOUS SCREEN.

Return to Previous Screen | Proceed to Election Agreement

Agreement to Terms

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THE NATURE OF ENERGY™

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Agreement to Terms of Election

Pursuant to the terms of the Offer, I elect the Eligible Options held by me cancelled in exchange for a right to receive a reduced number of Replacement Options with an exercise price equal to the Fair Market Value of Verenium common stock on the date the Replacement Options are granted. I hereby agree that, unless I withdraw or change my election before 12:00 a.m. (midnight), Eastern Standard Time, on November 12, 2009 (that is, one minute after 11:59 p.m. on November 11, 2009) (or later if the Company extends the expiration of the Offer), my election will be irrevocable, and, if accepted by the Company, such surrendered Eligible Options will be cancelled in their entirety on November 12, 2009 (or later if the Company extends the expiration of the Offer). I understand that my right to receive Replacement Options is subject to my continued employment or participation on the Company's Board of Directors on the date the Replacement Options are granted. As further described in the Offer, the Replacement Options will receive a revised vesting schedule. Fifty percent of the Replacement Options granted to employees will remain subject to the vesting schedule of those options that are surrendered, and the remaining fifty percent of the new options will be subject to an additional two years of vesting. Fifty percent of the Replacement Options granted to our Directors will remain subject to the vesting schedule of those options that are surrendered and the remaining fifty percent of new options will be subject to an additional three years of vesting.

I acknowledge that I will have no right to exercise all or any part of the cancelled Eligible Options after the date of this election (unless I withdraw this election), and that such options will be cancelled as of November 12, 2009 (or later if the Company extends the expiration of the Offer).

I further acknowledge and agree that neither the ability to participate in the Offer nor actual participation in the Offer shall be construed as a right to continued employment with the Company or participation on the

Agreement to Terms (cont'd)

Pursuant to the terms of the Offer, I elect the Eligible Options held by me cancelled in exchange for a right to receive a reduced number of Replacement Options with an exercise price equal to the Fair Market Value of Verenium common stock on the date the Replacement Options are granted. I hereby agree that, unless I withdraw or change my election before 12:00 a.m. (midnight), Eastern Standard Time, on November 12, 2009 (that is, one minute after 11:59 p.m. on November 11, 2009) (or later if the Company extends the expiration of the Offer), my election will be irrevocable, and, if accepted by the Company, such surrendered Eligible Options will be cancelled in their entirety on November 12, 2009 (or later if the Company extends the expiration of the Offer). I understand that my right to receive Replacement Options is subject to my continued employment or participation on the Company's Board of Directors on the date the Replacement Options are granted. As further described in the Offer, the Replacement Options will receive a revised vesting schedule. Fifty percent of the Replacement Options granted to employees will remain subject to the vesting schedule of those options that are surrendered, and the remaining fifty percent of the new options will be subject to an additional two years of vesting. Fifty percent of the Replacement Options granted to our Directors will remain subject to the vesting schedule of those options that are surrendered and the remaining fifty percent of new options will be subject to an additional three years of vesting.

I acknowledge that I will have no right to exercise all or any part of the cancelled Eligible Options after the date of this election (unless I withdraw this election), and that such options will be cancelled as of November 12, 2009 (or later if the Company extends the expiration of the Offer).

I further acknowledge and agree that neither the ability to participate in the Offer nor actual participation in the Offer shall be construed as a right to continued employment with the Company or participation on the Company's Board of Directors, as applicable. I agree that the Company has made no representations or warranties to me regarding this Offer or the future pricing of Verenium's common stock, and that my participation in this Offer is at my own election.

Email Address:

Employee ID:

Return to Previous Screen | I AGREE

Print Confirmation

VERENIUM
THE NATURE OF ENERGY™

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PRINT CONFIRMATION ACCEPTANCE

Your election information has been recorded as follows:

Original Grant Date	Option Number	Exercise Price Per Share	Shares Subject to Eligible Options	Shares Subject to New Option	Exchange Entire Eligible Option?

The information set forth in the table above includes all options with an exercise price greater than $5.01 per share based on the closing market price of Verenium's Common Stock on October 12, 2009.

Your election to exchange your Eligible Options may be withdrawn at any time prior to 12:00 a.m. (midnight), Eastern Standard Time, on November 12, 2009 (the "Expiration Date") (that is, one minute after 11:59 p.m. on November 11, 2009), unless the Company decides to extend the expiration of the Offer to a later date. In order to withdraw your election, you must return to the Tender Offer Website and change your election to "No" on the Election Form prior to the Expiration Date.

PRINT THIS PAGE: by clicking the PRINT A CONFIRMATION button below and save a copy. This will serve as the Election Confirmation Statement in the event our system does not register your election or provide you with an emailed "Election Confirmation Statement" within one business day after your submission. If you do not receive a confirmation email within one business day after your submission, please forward a copy of your printed Electronic Confirmation Statement via e-mail to tenderoffer@verenium.com.

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Election Confirmation Statement

Your election has been recorded as follows:

Name:
Employee ID:
Date of Election: 10/12/2009 09:33:43 PM ET

Original Grant Date	Option Number	Exercise Price Per Share	Shares Subject to Eligible Options	Shares Subject to New Option	Exchange Entire Eligible Option?

The information set forth in the table above includes all options with an exercise price greater than $5.01 per share based on the closing market price of Verenium's Common Stock on October 12, 2009.

Your election to exchange your Eligible Options may be withdrawn at any time prior to 12:00 a.m. (midnight), Eastern Standard Time, on November 12, 2009 (the "Expiration Date") (that is, one minute after 11:59 p.m. on November 11, 2009), unless the Company decides to extend the expiration of the Offer to a later date. In order to withdraw your election, you must return to the Tender Offer Website and change your election to "No" on the Election Form prior to the Expiration Date.

If you have submitted your election electronically, we strongly encourage you to print this page and keep it for your records.

Declined Election Review

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THE NATURE OF ENERGY™

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Election Exchange Review

You have made the following election with respect to your Eligible Options:

You have **declined** the Offer to exchange your Eligible Options.

By rejecting the Offer you understand that you will not receive any Replacement Options, and will keep your Eligible Options. These options will continue to be governed by the equity incentive plan under which these options were granted and the existing option agreements between the Company and you.

Your election to decline the offer to exchange your Eligible Options may be changed at any time prior to 12:00 a.m. (midnight), Eastern Standard Time, on November 12, 2009 (the "Expiration Date") (that is, one minute after 11:59 p.m. on November 11, 2009), unless the Company decides to extend the expiration of the Offer to a later date. In order to change your election, you must return to the Tender Offer Website and change your election to "Yes" on the Election Form prior to the Expiration Date.

Is this information correct? If yes, click PROCEED TO ELECTION AGREEMENT to continue. If no, click RETURN TO PREVIOUS SCREEN.

Return to Previous Screen | Proceed to Election Agreement

Agreement to Terms (declined)

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THE NATURE OF ENERGY™

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Agreement to Terms of Election

I have **declined** the Offer to exchange my Eligible Options.

By rejecting the Offer I understand that I will not receive any Replacement Options, and will keep my Eligible Options. These options will continue to be governed by the equity incentive plan under which these options were granted and the existing option agreements between the Company and me.

I understand that my election to decline the offer to exchange my Eligible Options may be changed at any time prior to 12:00 a.m. (midnight), Eastern Standard Time, on November 12, 2009 (the "Expiration Date") (that is, one minute after 11:59 p.m. on November 11, 2009), unless the Company decides to extend the expiration of the Offer to a later date. In order to change my election, I understand that I must return to the Tender Offer Website and change my election to "Yes" on the Election Form prior to the Expiration Date.

Email Address:

Employee ID:

Return to Previous Screen | I AGREE

Print Confirmation (Declined)

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THE NATURE OF ENERGY™

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PRINT CONFIRMATION

Your election information has been recorded as follows:

You have **declined** the Offer to exchange your Eligible Options.

By rejecting the Offer you understand that you will not receive any Replacement Options, and will keep your Eligible Options. These options will continue to be governed by the equity incentive plan under which these options were granted and the existing option agreements between the Company and you.

Your election to decline the offer to exchange your Eligible Options may be changed at any time prior to 12:00 a.m. (midnight), Eastern Standard Time, on November 12, 2009 (the "Expiration Date") (that is, one minute after 11:59 p.m. on November 11, 2009), unless the Company decides to extend the expiration of the Offer to a later date. In order to change your election, you must return to the Tender Offer Website and change your election to "Yes" on the Election Form prior to the Expiration Date.

PRINT THIS PAGE: by clicking the PRINT A CONFIRMATION button below and save a copy. This will serve as the Election Confirmation Statement in the event our system does not register your election or provide you with an emailed "Election Confirmation Statement" within one business day after your submission. If you do not receive a confirmation email within one business day after your submission, please forward a copy of your printed Electronic Confirmation Statement via e-mail to tenderoffer@verenium.com.

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Election Information Tab

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THE NATURE OF ENERGY™

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Exchange Information

Click on a link below to view detailed information regarding the offer.

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS TO PURCHASE COMMON STOCK FOR NEW REPLACEMENT OPTIONS

AGREEMENT TO TERMS OF ELECTION

SCHEDULE TO - TENDER OFFER STATEMENT

FAQ

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THE NATURE OF ENERGY™

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Contact Info

To contact the Stock Option Administration Hotline

EMAIL: tenderoffer@verenium.com

All inquiries will be responded to by the end of the following business day.

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THE NATURE OF ENERGY™

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